Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

Miller and Lents, Ltd. hereby consents to the incorporation by reference in Amendment No. 1 to the Registration Statement on Form S-3 of Energy XXI (Bermuda) Limited dated June 11, 2009 related to our report, dated August 27, 2008, relating to the consolidated financial statements of Energy XXI (Bermuda) Limited as of June 30, 2008 and 2007 and for the year ended June 30, 2007 and 2008.

We further consent to references of our company under the caption “Experts” in such Registration Statement.

Houston, Texas
July 8, 2009